Exhibit 4.4

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into on July 25, 2019 by and among:

1.	I-MAB 天境生物, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

2.	I-MAB BIOPHARMA HONGKONG LIMITED, a limited liability company duly incorporated and validly existing under the laws of Hong Kong (the “HK Subsidiary”);

3.	I-MAB BIO-TECH (TIANJIN) CO., LTD. (天境生物技术（天津）有限公司), a wholly foreign owned enterprise duly incorporated and validly existing under the laws of the PRC (the “PRC Subsidiary”);

4.	I-MAB Biopharma US Limited, a limited liability company duly incorporated and validly existing under the laws of the State of Maryland (the “US Subsidiary”);

5.	The persons listed in Part A of Schedule I hereto (each individually, a “Founder” and collectively, the “Founders”);

6.	The persons listed in Part B of Schedule I hereto (each individually, a “Ordinary Shareholder” and collectively, the “Ordinary Shareholders”);

7.	The persons listed in Part C of Schedule I hereto (each individually, a “Series A Investor” and collectively, the “Series A Investors”);

8.	The persons listed in Part D of Schedule I hereto (each individually, a “Series B Investor” and collectively, the “Series B Investors”);

9.	The persons listed in Part E of Schedule I hereto (each individually, a “Series C Investor” and collectively, the “Series C Investors”); and

10.	The persons listed in Part F of Schedule I hereto (each individually, a “Series C-1 Investor” and collectively, the “Series C-1 Investors”).

Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”. The Series A Investors, the Series B Investors, the Series C Investors and the Series C-1 Investors are referred to herein collectively as the “Investors”.

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RECITALS

A. The Company, the HK Subsidiary, the PRC Subsidiary, the Founders, Mabcore Limited (the “Founders Holdco”) and certain other parties entered into the Third Amended and Restated Shareholders Agreement dated as of July 6, 2018 (the “Prior Agreement”).

B. The Company, the HK Subsidiary, the PRC Subsidiary, the US Subsidiary, the Founders, Founders Holdco and certain other parties entered into a Series C-1 Share Purchase Agreement on July 25, 2019 (the “Purchase Agreement”), pursuant to which the Company has agreed to sell and issue to the Series C-1 Investors and the Series C-1 Investors have agreed to purchase from the Company certain Series C-1 Preferred Shares of the Company on the terms and conditions set forth therein.

C. The parties hereto desire to amend and restate the Prior Agreement in its entirety for the purposes, and on the terms and conditions, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Prior Agreement in its entirety to read as set forth in this Agreement as follows:

1.	DEFINITIONS

1.1 Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A.

1.2 In this Agreement, unless otherwise specified:

(a)	references to Sections and Schedules are to Sections of, and Schedules to, this Agreement;

(b)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(c)

references to the words “hereof”, “hereunder”, “hereto”, and words of like meaning, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule hereto;

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(d)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(e)	headings to Sections and Schedules are for convenience only and do not affect the interpretation of this Agreement; and

(f)

the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

2.	INFORMATION AND INSPECTION RIGHTS;

2.1 Information Rights of Investors. The Company covenants and agrees that, commencing on the date hereof, for so long as an Investor holds any Shares, the Company shall deliver to such Investor:

(a) within ninety (90) days after the end of every fiscal year, annual consolidated financial reports of the Group Companies audited by an accounting firm acceptable to such Investor;

(b) within twenty (21) days after the end of every fiscal month, unaudited monthly financial reports of the Group Companies;

(c) copies of all documents and materials delivered to any other shareholder;

(d) in any event within thirty (30) days prior to the end of each fiscal year, the budget plans for the next fiscal year; and

(e) upon the written request by such Investor, such other information that such Investor may reasonably request (the “Information Rights”).

2.2 Accounting Principles. All financial statements to be provided to the Investors pursuant to Section 2.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the U.S. GAAP or other accounting principles acceptable to the stock exchange of the Qualified Public Offering.

2.3 Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds any Shares, such Investor shall have the right to inspect the facilities, records and books of the Group Companies at any time during regular working hours on reasonable prior notice in writing to the Company and the right to discuss the business, operation and conditions of the Group Companies with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers (the “Inspection Rights”).

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2.4 The Information Rights as set forth in Section 2.1 and Inspection Rights as set forth in Section 2.3 shall terminate upon the Listing.

3.	BOARD REPRESENTATION; PROTECTIVE RIGHTS.

3.1 Board of Directors. The Company’s board of directors (the “Board”) shall consist of up to twelve (12) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles. In addition to and without prejudice to Section 3.5, Founders Holdco shall have the right to appoint and remove three (3) directors (the “Founders Directors”, and each a “Founders Director”) and if removal of a Founders Director occurs, a replacement must be nominated by the Founders Holdco within three months. In the interim, the voting rights by the vacant representative on the Board shall be exercised and held by the Founders Holdco. CBC I-Mab, IBC, Tasly, and Hony shall each have the right to appoint and remove one (1) director (such directors collectively being the “Investor Directors” and each an “Investor Director”). Notwithstanding the foregoing, the Company shall procure the appointment of at least four independent non-executive directors in replacement prior to the public filing of the registration statement for the Qualfiied Public Offering. For the avoidance of any doubt, the appointment of the independent directors will take effect immediately upon the effectiveness of the registration statement for the Qualified Public Offering. Each Director shall have one (1) voting right. The chairman of the Board shall be a Founders Director as nominated by the Founders Holdco.

3.2 Board Observer. The Board and, if so requested by Caesar Pro and provided that the composition of board of directors (or equivalent) of each Group Company consists of the same persons as those then on the Board, each board of directors (or equivalent) of each Group Company, shall have one (1) observer designated by Caesar Pro (the “Observer(s)”). The Observer(s) shall have the right to attend all Board meetings of the Company or all meetings of the board of directors (or equivalent) of the relevant Group Company (as the case may be) (including meetings of board committee, if any) in a non-voting observer capacity. The Company shall provide to the Observer(s), concurrently with the members of the Board or the board of directors (or equivalent) of the Group Companies (as the case may be) and in the same manner, notice of such meetings and a copy of all materials provided to such members. The Observer(s) shall keep all information obtained in such observation process strictly confidential and not to use such information for any purpose other than reporting to Caesar Pro.

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3.3 Frequency; Expenses; Notices. All meetings of the Board shall be held either telephonically or in person. The Company shall reimburse the directors and Observer for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof. The Company shall ensure that a notice of each meeting, agenda of the business to be transacted at such meeting and all documents and materials to be circulated or presented at such meeting are sent to all directors entitled to receive notice of the meeting at least seven (7) Business Days before such meeting and a copy of the minutes of such meeting is sent to all such directors within twenty (20) days following such meeting. For the purpose of this Section 3.3, “Quorum” shall occur when there are present in person or by proxy or by alternate not less than one half of the total number of directors, including at least two of the Founders Directors and three of the Investor Directors (including a Director appointed by Hony). A meeting of the Board is duly constituted for all purposes if at the commencement of the meeting a Quorum is present. In the event that the Quorum is not present at a meeting of the Board within half an hour of the time appointed for such meeting, such meeting shall be adjourned for two (2) Business Days to be held at the same place and time of day. If at such adjourned meeting, a Quorum is not present, those members of the Board present shall be deemed to constitute a Quorum.

3.4 Other Group Companies. At the request of the holders of more than two-thirds (2/3) of Preferred Shares, the composition of the board of directors (or equivalent) of each other Group Company shall consist of the same persons as those then on the Board. If the board of directors (or equivalent) of each Group Company consists of the same persons as those then on the Board, at the request of Caesar Pro, the composition of the board of directors (or equivalent) of each other Group Company shall be so constituted such that it shall have an observer.

3.5 CFO Appointment. The Founders Holdco will be responsible for nominating a CFO candidate, who is subject to approval by the Board. The CFO will be appointed to the Board as a Founders Director in addition to the three (3) Founders Directors nominated by the Founders Holdco under Section 3.1.

3.6 Protective Provisions.

3.6.1 In addition to such other limitations as may be provided in the Restated Articles, the acts specified in the items (a) to (l) of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the holders of more than two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis). The prior written approval of the holders of at least four-fifths (4/5) of the issued and outstanding Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis) is required for the acts specified in the items (a) to (d). The prior written approval of the holders of at least three-fourths (3/4) of the issued and outstanding Series C Preferred Shares (voting together as a single class and calculated on an as-converted basis) and the holders of at least three-fourths (3/4) of the issued and outstanding Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis) is required for the acts specified in the items (a), (b) and (i).

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(a) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Shares and/or the Series C-1 Preferred Shares;

(b) any action that authorizes, creates or issues any class of any Group Company securities or reclassifies any issued and outstanding shares of the Company into shares wherein such securities or shares have preferences or priority senior to or on a parity with the liquidation preference or dividend preference of the Series C Preferred Shares or the Series C-1 Preferred Shares;

(c) other than those actions referred to in this Section 3.6.1(b), any action that authorizes, creates or issues any class of any Group Company securities or any action that reclassifies any issued and outstanding shares of the Company into shares wherein such securities or shares have preferences or priority senior to or on a parity with the preference of the Series C Preferred Shares or the Series C-1 Preferred Shares, whether as to conversion mechanism, voting rights, redemption or otherwise;

(d) change underwriters for the initial public offerings (if applicable);

(e) any increase, decrease or cancellation of any authorized capital or registered capital of any Group Company, or any issuance, distribution, purchase or redemption of any shares or convertible securities of any Group Company, or exercise of any warrant, option or grant or issuance of any warrant or option of any Group Company, upon any of which the shares of the Company held by the Investors will be diluted or decreased;

(f) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Group Shares or Series B Group Shares;

(g) any action that reclassifies any issued and outstanding shares of the Company into shares having preferences or priority senior to or on a parity with the preference of the Series A Group Shares or Series B Group Shares, whether as to liquidation preference, conversion mechanism, dividend preference, voting rights, redemption or otherwise;

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(h) any amendment to the Restated Articles or any other constitutional documents of any Group Company;

(i) take any action that result in distribution of profits of any Group Company via declaration and payment of dividends, capitalization of accumulation fund or other methods;

(j) the approval of any transaction or series of transactions deemed to be a liquidation of any Group Company;

(k) any increase or decrease of the size of the Board; and

(l) any other matters to be decided by the shareholders of any Group Company in accordance with the applicable Laws or regulations.

3.6.2 In addition to such other limitations as may be provided in the Restated Articles, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, without the prior Board Approval:

(a) the investment by any Group Company in any other corporation, partnership, trust, joint venture, association or other entity, or establishment of any subsidiary or partnership by any Group Company;

(b) the appointment (or settle the terms of appointment of) and removal of, and the determination of the compensation package for, any managing director, president, chairman, the CEO, the CFO, the chief technical officer, the chief operating officer and any senior management above the vice president level of any Group Company;

(c) the approval of, and any material change in any Group Company’s annual budget formulated by the management team, which shall specify, including but not limited to, change to any Founder or senior management’s compensation, limitation in the Group Company’s incurrence of indebtedness or debt financing and limitation in the Group Company’s purchase of assets during the fiscal year covered by the annual budget;

(d) the adoption, amendment or termination of any ESOP or any other equity incentive, purchase or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, and any increase of the total number of equity securities reserved for issuance thereunder;

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(e) any initiation, withdrawal, settlement, mediation of a lawsuit with amounts more than US$1,500,000;

(f) incurrence of expenditure, indebtedness or investment in excess of US$1,500,000 in one transaction or a series of related transactions not provided for and approved in the annual budget; and

(g) any other actions or transaction out of the ordinary course of business of any Group Company.

3.6.3 In addition to such other limitations as may be provided in the Restated Articles, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, without the prior consent of a Board Super Majority:

(a) any change to the scope of business of any Group Company materially different from that described in the current business plan;

(b) any termination of any business as currently conducted by any Group Company, or commitment of any merger, restructure, or winding up, dissolution and liquidation of any Group Company, or appointment of any receiver, liquidator or other similar persons of any Group Company;

(c) any sale, transfer, or disposal of all or substantially all of assets or business of any Group Company out of ordinary course of business;

(d) any in-licensing of any technology or intellectual property rights with an upfront payment in excess of US$ 15,000,000; creating pledge or encumbrance over, or disposal of all or substantially all of the technology or intellectual property owned by any Group Company; entering into of any exclusive license, lease, sale, distribution, or other disposition of all or substantially all of the technology or intellectual property owned by any Group Company other than any intra-group transactions during the ordinary course of business;

(e) the approval of any transaction or series of transactions between any Group Company and any of its shareholder, director, officer or employee or their Affiliates, any Affiliates of any Group Company or any shareholder, director, officer or employee of such Affiliates of any Group Company, including without limitation, provision of any loans to such shareholder, director, officer or employee by any Group Company;

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(f) transactions in excess of US$15,000,000 involving sponsored research, collaboration, technology license, development, OEM, marketing, distribution or other arrangements similar to any of the aforesaid; and

(g) engagement or dismissal of auditors of the Company or change the financial accounting policy of the Company.

3.7 A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall, if his interest in the contract or proposed contract is material, declare the nature of his interest at a meeting of the directors and refrain from voting in respect of any contract or arrangement in which he is directly or indirectly interested.

3.8 Sections 3.1, 3.2, 3.3, 3.4 and 3.6 shall terminate upon the Listing.

4.	REGISTRATION RIGHTS.

4.1 Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the U.S. and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

4.2 Definitions. For purposes of this Section 4:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any Ordinary Shares owned or hereafter acquired by the Investors. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 4 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

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(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Section 4, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 4 have been duly assigned in accordance with this Agreement.

(e) Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 4.3, 4.4 and 4.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one legal counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and the issuance fees of the American depositary shares in relation to shares held by the Holders).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 4.3, 4.4 and 4.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the U.S. as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

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4.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) December 31, 2020, or (ii) six (6) months following the taking effect of a registration statement for a Qualified Public Offering, receive a written request from the Holders of a majority of the Registrable Securities then issued and outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding pursuant to this Section 4.3, (or any lesser percentage if the anticipated gross receipts from the offering are to exceed US$5,000,000) then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 4.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) months period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 4.3 or Section 4.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 4.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4.4(a).

(b) Underwriting. If the Holders initiating the registration request under this Section 4.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 4.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 4.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by each Investor requesting registration and (y) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

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(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 4.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 4.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

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4.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 4.3 or Section 4.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 4.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

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(c) Not Demand Registration. Registration pursuant to this Section 4.4 shall not be deemed to be a demand registration as described in Section 4.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.4.

4.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the U.S.) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.5:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

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(iii) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4.5; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 4.3(b) and 4.4(b); or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 4.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.5.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 4.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 4.3(b) shall apply to such registration.

4.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 4.3, 4.4 or 4.5 (but excluding Selling Expenses and the issuance fees of the American depositary shares in relation to shares held by the Holders) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 4.3, 4.4 or 4.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then issued and outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 4.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 4.3.

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4.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

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(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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4.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4.3, 4.4 or 4.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

4.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 4.3, 4.4 or 4.5:

(a) By the Company. To the extent permitted by Laws, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 4.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

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(b) By Selling Holders. To the extent permitted by Laws, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 4.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 4.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 4.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 4.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.9.

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(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 4.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 4.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (A) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion, or (B) If the allocation clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred in clause (A) but also the relative fault of the relevant parties. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 4.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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4.10 Termination of the Company’s Obligations. The Company’s obligations under Sections 4.3, 4.4 and 4.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 4.3, 4.4 or 4.5 shall terminate on the earlier of (i) the tenth (10th) anniversary of the Listing and (ii) after Listing, the date on which such Holder is eligible to sell all of the Registrable Securities held by it under Rule 144 within any ninety (90) day period without volume limitations.

4.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then issued and outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 4, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

4.12 Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s Qualified Public Offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

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4.13 Market Stand-Off. Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the IPO of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Laws) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 4.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s issued and outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s issued and outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then issued and outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 4.13.

5.	RIGHT OF PARTICIPATION.

5.1 General. The Investors and/or their assignees shall have the right of first refusal to purchase (or designate any other person to purchase) their respective Pro Rata Share (as defined below) of any New Securities (as defined in Section 5.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

5.2 Pro Rata Share. For the purposes of the Right of Participation, an Investor’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Investor, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) held by all the Investors immediately prior to the issuance of New Securities giving rise to the Right of Participation.

5.3 New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting or non-voting shares of the Company, whether now authorized or not, and Ordinary Share Equivalents issued or to be issued (or, pursuant to Section 13.2, deemed to be issued) by the Company after the Original Issue Date of the Series C-1 Preferred Shares, provided, however, that the term “New Securities” shall not include the securities set forth below (the “Excluded Securities”):

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(a) any of the Company’s Ordinary Shares and/or options or warrants therefor issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the ESOP;

(b) any securities issuable upon by GENEXINE’s exercise of its conversion option under the GENEXINE Loan Agreement;

(c) any securities issuable upon any Warrant Holder’s exercise of Tranche II of Series B Warrant provided that the Company fails to submit a draft regristration statement to an internationally recognized securities exchange or a securities regulatory governmental authority for a Qualified Public Offering by July 31, 2019;

(d) any securities issued or issuable in connection with any capitalization issue (such issue not to dilute the Investor’s shareholding) share split, share dividend, reclassification or other similar event in which all the Investors are entitled to participate on a pro rata basis;

(e) any securities issuable upon the exercise, conversion or exchange of any issued and outstanding security if such issued and outstanding security constituted a New Security;

(f) any securities issuable pursuant to a Qualified Public Offering;

(g) any Ordinary Shares issuable upon the conversion of the Preferred Shares; and

(h) any Shares issuable upon Series C Additional Issuance and Series C-1 Additional Issuance.

5.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Investor of the Company written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Investor’s Pro Rata Share of the Participation Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the number of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share of the Participation Securities). If any Investor fails to so agree in writing within the First Participation Period to purchase such Investor’s full Pro Rata Share of an offering of the Participation Securities, then such Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Share of the Participation Securities that it did not agree to purchase.

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(b) Second Participation Notice; Oversubscription. If any Investor fails or declines to exercise its Right of Participation in accordance with Subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Investors who exercised their Right of Participation (the “Right Participants”) in accordance with Subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the Participation Securities, stating the number of the additional Participation Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within five (5) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining Participation Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining Participation Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining Participation Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 5.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

5.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Investors exercises the Right of Participation within the First Participation Period, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder was not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 5.

5.6 Termination. The Right of Participation shall not be applicable in the case of a Qualified Public Offering and terminate upon the Listing.

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5.7 Adherence to this Agreement. The Company shall cause each potential subscriber to execute and deliver a deed of adherence substantially in form set forth in Exhibit B in this Agreement prior to the issue of New Securities to such potential subscriber.

6.	TRANSFER RESTRICTIONS.

6.1 Certain Definitions. For purposes of this Section 6 and in the avoidance of any doubt, “Ordinary Shares” comprise of (i) the Company’s issued and outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s issued and outstanding preferred shares, (iii) the Ordinary Shares issuable upon exercise of issued and outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any issued and outstanding Convertible Securities; and “Restricted Shares” means any of the Company’s securities now owned or subsequently acquired, directly or indirectly, by any Founder, Founder’s Holdco or its Permitted Transferee which is prohibited from transfer subject to Section 6.7 of this Agreement. “ROFR and Co-Sale Right Holders” means the Investors and their respective permitted assignees to whom their rights under this Section 6 have been duly assigned in accordance with Section 6.7 of this Agreement, or any other person designated by the foregoing, in case that any Founder, Founder’s Holdco or its Permitted Transferee intends to transfer the Restricted Shares.

6.2 Sale of Restricted Shares; Notice of Sale. Subject to Section 6.7 of this Agreement, if any Founder, Founder’s Holdco or its Permitted Transferee (the “Selling Shareholder”) proposes to sell or transfer any Shares directly or indirectly held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each ROFR and Co-Sale Right Holder and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer, including without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

6.3 Right of First Refusal.

(a) ROFR and Co-Sale Right Holders’ Option. Each ROFR and Co-Sale Right Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other ROFR and Co-Sale Right Holder, within thirty (30) days following the date of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such ROFR and Co-Sale Right Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the ROFR and Co-Sale Right Holders at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice. To the extent that any ROFR and Co-Sale Right Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising ROFR and Co-Sale Right Holders shall, within five (5) days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising ROFR and Co-Sale Right Holder so that any remaining Offered Shares may be allocated to those ROFR and Co-Sale Right Holders exercising their rights of first refusal on a pro rata basis. For purpose of the foregoing sentence, “on a pro rata basis” means on the basis of the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by a ROFR and Co-Sale Right Holder exercising its right of first refusal, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then held by all ROFR and Co-Sale Right Holders exercising their respective rights of first refusal.

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(b) Action Required. A ROFR and Co-Sale Right Holder shall not have the right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all, or any of its pro rata share, of the Offered Shares.

(c) Expiration Notice. Within ten (10) days after expiration of the First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each ROFR and Co-Sale Right Holder specifying either (i) that all of the Offered Shares were purchased by the ROFR and Co-Sale Right Holders by exercising their rights of first refusal, or (ii) that the ROFR and Co-Sale Right Holders have not purchased all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 6.4 below.

(d) Purchase Price. The purchase price per share for the Offered Shares to be purchased by the ROFR and Co-Sale Right Holders exercising their right of first refusal will be the price per share set forth in the Transfer Notice, and will be payable as set forth in Section 6.4(c). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in the form of a Board Approval in good faith, which determination will be binding upon the ROFR and Co-Sale Right Holders, and the Selling Shareholder, absent fraud or error.

(e) Payment. Payment of the purchase price for the Offered Shares purchased by the ROFR and Co-Sale Right Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

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(f) Rights of a Selling Shareholder. If any ROFR and Co-Sale Right Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such ROFR and Co-Sale Right Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such ROFR and Co-Sale Right Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such ROFR and Co-Sale Right Holder.

6.4 Co-Sale Right. To the extent the ROFR and Co-Sale Right Holders have not exercised their right of first refusal with respect to all the Offered Shares, then each ROFR and Co-Sale Right Holder that has not exercised its right of first refusal provided in Section 6.3 above shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other ROFR and Co-Sale Right Holder (the “Co-Sale Notice”) within fifteen (15) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on an as-converted to Ordinary Shares basis) that such participating ROFR and Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR and Co-Sale Right Holder. To the extent one or more of the ROFR and Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. To the extent that any ROFR and Co-Sale Right Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating ROFR and Co-Sale Right Holders shall, within ten (10) days after the end of the Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating ROFR and Co-Sale Right Holder so that any remaining Offered Shares may be allocated to other participating ROFR and Co-Sale Right Holders on a pro rata basis. The co-sale right of each ROFR and Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each ROFR and Co-Sale Right Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by such ROFR and Co-Sale Right Holder exercising their co-sale rights at the time of the sale or transfer and the denominator of which is the number of all Ordinary Shares (calculated on an as-converted basis) owned by the Selling Shareholder (excluding any Ordinary Shares of the Selling Shareholder on which any ROFR and Co-Sale Right Holder has exercised its right of first refusal) and all ROFR and Co-Sale Right Holders exercising their co-sale rights hereunder (“Co-Sale Pro Rata Portion”).

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(b) Transferred Shares. Each participating ROFR and Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Company securities which such ROFR and Co-Sale Right Holder elects to sell;

(ii) that number of Preferred Shares, which is at such time convertible into the number of Ordinary Shares that such ROFR and Co-Sale Right Holder elects to sell (calculated on an as-converted basis); provided in such case that, if the prospective purchaser objects to the transfer of Preferred Shares in lieu of Ordinary Shares, such ROFR and Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Subsection 6.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to ROFR and Co-Sale Right Holders; Registration of Transfer. The share certificate or certificates that the participating ROFR and Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 6.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR and Co-Sale Right Holder that portion of the sale proceeds to which such ROFR and Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a ROFR and Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such ROFR and Co-Sale Right Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Preferred Shares or Ordinary Shares being transferred from the participating ROFR and Co-Sale Right Holders as provided above, make proper entries in the register of members of the Company (the “Register of Members”) and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by ROFR and Co-Sale Right Holders of their co-sale rights under this Section 6.4.

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6.5 Right to Transfer. The Selling Shareholder may, not later than one hundred (100) days following delivery to each ROFR and Co-Sale Right Holder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and the number of which shall have not been reduced pursuant to the right of first refusal and co-sale right of the ROFR and Co-Sale Right Holders hereunder, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the ROFR and Co-Sale Right Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 6 of this Agreement.

6.6 Exempt Transfers. Subject to Section 6.7 hereof, the right of first refusal and co-sale right of the ROFR and Co-Sale Right Holders shall not apply to (a) any sale or transfer of the Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; or (b) any transfer of no more than 25% of the Restricted Shares to the parents, children or spouse, or to trusts for the benefit of such persons, of the Selling Shareholders for bona fide estate planning purposes, provided that such Selling Shareholder retains full voting control over such transferred shares; (together with the permitted transferees in Section 6.6(a), collectively the “Permitted Transferees”, and each, a “Permitted Transferee”); provided that adequate documentation therefor is provided to the ROFR and Co-Sale Right Holders and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant Selling Shareholder; and provided further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

6.7 Prohibited Transfers.

(a) Notwithstanding anything to the contrary herein, except for transfers by the Selling Shareholders to Permitted Transferees as provided in Section 6.6 above, none of the Founders, the Founders Holdco or Permitted Transferees shall directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, through one or a series of transactions any Company securities held by such Founder, Founders Holdco or Permitted Transferee to any person prior to a Qualified Public Offering, unless with the prior written consents of the holders of more than two-thirds (2/3) of Preferred Shares (voting together as a single class and calculated on an as-converted basis).

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(b) Notwithstanding anything to the contrary herein, except for transfers by the Selling Shareholders to Permitted Transferees as provided in Section 6.6 above, none of the Founders shall directly or indirectly, issue, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, through one or a series of transactions, any of the total Founders Holdco securities (on an as-converted and fully diluted basis) held by such Founder to any person prior to a Qualified Public Offering, unless with the prior written consents of the holders of more than two-thirds (2/3) of Preferred Shares (voting together as a single class and calculated on an as-converted basis).

6.8 Restriction on Indirect Transfers. For the purpose of this Agreement, the term “transfer” shall include any direct or indirect transfer, sale, assignment or any other disposal (including creation of any encumbrance), and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Ordinary Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Ordinary Share shall be deemed as an indirect transfer of such Ordinary Shares. The Parties agree that the restrictions on the transfer of the Ordinary Shares contained in this Section 6 shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Ordinary Shares.

6.9 Legend.

(a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each Founder or Permitted Transferee agrees that the Company may instruct its transfer agent to impose transfer restrictions on the existing or future shares represented by certificates bearing the legend referred to in Section 6.9 (a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 6.

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6.10 Term. The provisions under this Section 6 shall terminate upon the earlier to occur of:

(a) a Qualified Public Offering of the Company; and

(b) the sale of all or substantially all of the assets of the Company or the consolidation, merger or other business combination of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation, merger or other business combination hold less than a majority of the voting power of the surviving or resulting entity.

7.	DRAG ALONG OBLIGATION.

7.1 Drag-Along Rights of Investors. If (a) a Qualified Public Offering is not consummated by December 31, 2020, and (b) Majority Preferred Shareholders (the “Drag-along Shareholders”) propose a sale of all or substantially all of the Shares to a bona fide third-party purchaser of the Company where the Board Approval and the consent of the holders of more than two thirds (2/3) of Preferred Shares have been obtained (either (i) or (ii) below are referred to as a “Drag-Along Transaction”):

(i)	at a price per Share equal to or higher than 1.5 times of the Series C-1 Issue Price; or

(ii)

at a price per Share below 1.5 times of the Series C-1 Issue Price and where the consent of (a) more than two-thirds (2/3) of all holders of Ordinary Shares (voting together as a single class and calculated on an as-converted basis) and (b) more than four-fifths (4/5) of all holders of Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis);

where either (i) or (ii) is applicable, then upon written notice from such Drag-along Shareholders, each of the other shareholders of the Company shall (i) vote or give his/her written consent with respect to all the Shares held by it, and cause any director of the Company appointed by him/her to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to or in connection with such proposed Drag-Along Transaction; and (iii) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing Restated Articles. The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 7.

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8.	AMENDMENT AND ASSIGNMENT.

8.1 Amendment of Rights. Notwithstanding the foregoing provisions hereof, any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company (on behalf of itself and all the Group Companies that are a Party); (ii) all the Shareholders, provided, however, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Preferred Shares, and (iii) all the Founders. Any amendment effected in accordance with this Section 8.1 shall be binding upon the Group Companies, the Founders, each other shareholder of the Company and their respective assigns.

8.2 Assignment. Notwithstanding anything herein to the contrary and provided that transferee has executed and delivered a deed of adherence substantially in form set forth in Exhibit B in this Agreement with respect to the transfer of any Preferred Shares and/or Ordinary Shares to such potential transferee:

(a) Information and Inspection Rights. The rights of the Investors under Section 2 are transferable to any holder of Preferred Shares and/or Ordinary Shares which an Investor now owns or hereafter acquires; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.

(b) Registration Rights. The registration rights of the Holders under Section 4 hereof may be assigned to any Holder or its permitted assigns; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.

(c) Other Rights and Obligations. Subject to the provisions hereunder, the rights and obligations of each Investor under Sections 3, 5 to 13 hereof, as applicable, are fully assignable and transferrable under a transfer of Shares of the Company by such Investor; provided, however, that no party may be assigned or transferred any of the foregoing rights or obligations unless the Company is given written notice by such Investor at the time of such assignment or transfer stating the name and address of the assignee and identifying the securities of the Company as to which the rights or obligations in question are being assigned; provided further, that any such assignee shall receive such rights or obligations subject to all the terms and conditions of this Agreement.

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9.	CONFIDENTIALITY AND NON-DISCLOSURE.

9.1 Disclosure of Terms. The terms and conditions of this Agreement and the Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

9.2 Press Releases. Any press release issued by the Company shall not disclose any of the Financing Terms unless the final form of such press release shall be approved in advance in writing by the Investors disclosed in such press release. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the relevant Investors’ prior written consent. Notwithstanding anything to the contrary, GIC shall have the sole discretion to choose to disclose or withhold GIC’s name or logo (or any other information relating to its investment) in any relevant press release.

9.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants, attorneys and Affiliates to the extent reasonably required, in each case only where such persons or entities are under appropriate nondisclosure obligations, and may disclose any of the Financing Terms in the prospectus of the Company for the purpose of carrying out a Qualified Public Offering of the Company.

9.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 9, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

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9.5 Other Information. The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.6 Notices. All notices required under this section shall be made pursuant to Section 9.1 of this Agreement.

10.	ADDITIONAL COVENANTS.

10.1 Director Indemnification and Insurance. To the maximum extent permitted by the Laws of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless the Investor Directors and shall comply with the terms of the director indemnification agreements (the “Director Indemnification Agreement”), and at the request of any Investor Director who is not a party to a Director Indemnification Agreement, shall enter into a director indemnification agreement with the Investor Director. The Company shall purchase and at all times thereafter, maintain customary directors’ and officers’ liability insurance for the Investor Directors, provided, however, that such directors’ and officers’ liability insurance shall be in form and substance satisfactory to the Investor Directors.

10.2 Corporate Opportunity. Each of the Group Companies hereby renounces any interest or expectancy of such Group Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any holder of Preferred Shares or any Affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of such Group Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a director of the such Group Company.

Each of the Group Companies acknowledges that the Investors and their Affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which such Group Company operates (the “Company Industry Segment”). Accordingly, each of the Group Companies and the Investors hereby acknowledge and agree that a Covered Person shall:

(a) have no obligation or duty (contractual or otherwise) to such Group Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with such Group Company; and

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(b) in connection with making investment decisions, to the fullest extent permitted by Laws, have no obligation or duty (contractual or otherwise) to such Group Company to refrain from using any information, including, but not limited to, market trend and market date, which comes into Covered Person’s possession, whether as a director or, or investor in, such Group Company or otherwise.

10.3 Non-compete. The Company and the Founders agree to not and shall procure the key employees of the Group Companies as set forth in Exhibit E hereto (the “Key Employees”) to not participate or invest directly or indirectly in any similar business that competes with the Principal Business anytime without the prior consents of the holders of eighty per cent (80%) of Preferred Shares in writing.

10.4 Qualified Public Offering. The Company and the Founders shall take all such actions as necessary or desirable to consummate a Qualified Public Offering by December 31, 2020.

10.5 Share Transfer After Exercise of Tranche II of Series B Warrant. If Warrant Holders exercise any Tranche II of Series B Warrant provided that it becomes exercisable, which causes a reduction in proportion of the sum of (x) total number of Ordinary Shares then issued to the directors, officers, employees and advisors of the Group Companies and (y) total number of Ordinary Shares unissued but reserved under the Company’s 2018 ESOP Plan, against the total share capital of the Company (for the purpose of this Section 10.6, such total share capital of the Company shall consist of (i) all issued and outstanding shares of the Company, (ii) all shares unissued but reserved under the Company’s 2018 ESOP Plan, each on an as exercised and as converted to Ordinary Shares basis), then each of the exercising Warrant Holders shall, immediately upon its exercise of such Tranche II of Series B Warrant (the “Exercised Tranche II Warrant”), convert a part of Series B-2 Preferred Shares issued upon exercise of such Exercised Tranche II Warrant to Ordinary Shares (the “Transferrable Shares”), and transfer such Transferrable Shares to the management team free of charge. With respect to each Exercised Tranche II Warrant, the Transferrable Shares shall be calculated by multiplying (i) 1,063,453 Ordinary Shares, by (ii) a fraction, of which the numerator is the total number of Series B-2 Preferred Shares issued upon exercise of such Exercised Tranche II Warrant, and the denominator is the total number of Series B-2 Preferred Shares issuable upon exercise of all Tranche II of Series B Warrant (i.e., 4,952,773 Series B Preferred Shares). Allocation of the Ordinary Shares to be transferred under this Section 10.6 shall be decided by the Founders Holdco.

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10.6 Price Adjustment. (a) In the event of the exercise of the Tranche II of Series B Warrant by the Warrant Holders, the Company shall (i) adjust the issue price of Series C Preferred Shares to US $6.3055 per share and issue an additional 672,049 Series C Preferred Shares to Series C Investors on a pro-rata basis in proportion to the purchase price for Series C Preferred Shares respectively paid by each Series C Investor at par value as a compensation (the “Series C Additional Issuance for Warrant Exercise”); and (ii) adjust the issue price of Series C-1 Preferred Shares to US$6.77 per share and issue an additional 155,306 Series C-1 Preferred Shares to Series C-1 Investors on a pro-rata basis in proportion to the purchase price for Series C-1 Preferred Shares respectively paid by each Series C-1 Investor at par value as a compensation (the “Series C-1 Additional Issuance for Warrant Exercise”). The Series C Additional Issuance for Warrant Exercise and the Series C-1 Additional Issuance for Warrant Exercise shall be conducted as soon as possible after the exercise of the Tranche II of Series B Warrant and in any event no later than ten (10) Business Days after the aforesaid exercise. Upon the closing of Series C Additional Issuance for Warrant Exercise and the Series C-1 Additional Issuance for Warrant Exercise, the aggregate number of Series C Preferred Shares issued to the Series C Investors shall be 31,718,409 and the aggregate number of Series C-1 Preferred Shares issued to the Series C-1 Investors shall be 4,726,735.

(c) Each and every shareholder warrants that it shall adopt all necessary deeds and execute all necessary documents to guarantee the exercise of Series C Additional Issuance, including but not limited to waiving Right of Participation and right to claim for anti-dilution, as well as voting affirmatively or directing Director appointed by it to vote affirmatively on the said matter (if applicable).

10.7 No Breach. Each Shareholder shall take all necessary legal procedures and obtained all necessary approvals in accordance with laws and regulations of competent jurisdictions for its investment into the Company. Upon the breach of this Section 10.8, such breaching Shareholder shall take any necessary actions to rectify such breach or eliminate any legal implications which will jeopardize the IPO plan of the Company as soon as possible, and indemnify and hold harmless the Company against any losses, claims, damages, or liabilities incurred thereby.

11.	LIQUIDATION PREFERENCE

11.1 In the event of the occurrence of any Liquidation Event, the assets of the Company available for distribution amongst the shareholders of the Company or the total proceeds received and recognized by all shareholders of the Company shall be applied in the following order of priority:

(a) first, Series C-1 Investors shall receive for each Series C-1 Preferred Share in preference and prior to any distribution to holders of any other class of Shares, (x) one hundred percent (100%) of the Series C-1 Issue Price, plus (y) an amount representing a compound internal rate of return of 12 percent (12%) per annum on the Series C-1 Issue Price, plus (z) any accrued or declared but unpaid dividends on the Series C-1 Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series C-1 Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Series C-1 Investors shall be insufficient to permit the payment for the Series C-1 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Series C-1 Investors in proportion to the Series C-1 Preference Amount each such holder is otherwise entitled to receive for the Series C-1 Preferred Shares held by it;

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(b) second, following satisfaction of Series C-1 Preference Amount, Series C Investors shall receive for each Series C Preferred Share in preference and prior to any distribution to holders of any other class of Shares, (x) one hundred percent (100%) of the Series C Issue Price, plus (y) an amount representing a compound internal rate of return of twelve percent (12%) per annum on the Series C Issue Price, plus (z) any accrued or declared but unpaid dividends on the Series C Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series C Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Series C Investors shall be insufficient to permit the payment for the Series C Preference Amount in full, then after the holders of Series C-1 Preferred Shares receive the Series C-1 Preference Amount, the rest of the assets and funds of the Company legally available for distribution shall be distributed ratably among the Series C Investors in proportion to the Series C Preference Amount each such holder is otherwise entitled to receive for the Series C Preferred Shares held by it;

(c) third, following satisfaction of Series C Preference Amount, the Series B Investors shall receive for each Series B Group Share in preference and prior to any distribution to the Ordinary Shareholders and the Series A Investors, the amount equal to (x) one hundred percent (100%) of the Series B Issue Price for each Series B Preferred Share, or Series B-1 Issue Price for each Series B-1 Preferred Share, or Series B-2 Issue Price for each Series B-2 Preferred Share, as the case may be, plus (y) an amount representing an internal rate of return of twelve percent (12%) per annum on the Series B Issue Price, Series B-1 Issue Price, or Series B-2 Issue Price, as the case may be, plus (z) any accrued or declared but unpaid dividends on the Series B Group Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series B Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Series B Investors shall be insufficient to permit the payment for the Series B Preference Amount in full, then after the holders of Series C-1 Preferred Shares receive the Series C-1 Preference Amount and the Series C Investors receive the Series C Preference Amount, the rest of the assets and funds of the Company legally available for distribution shall be distributed ratably among the Series B Investors in proportion to the Series B Preference Amount each such holder is otherwise entitled to receive for the Series B Group Shares held by it.

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(d) fourth, following satisfaction of Series B Preference Amount, the Series A Investors shall receive for each Series A Group Share in preference and prior to any distribution to the Ordinary Shareholders the amount equal to (x) one hundred percent (100%) of the Deemed Series A-1 Issue Price (as defined in the Restated Articles) for each Series A-1 Preferred Share, or Deemed Series A-2 Issue Price (as defined in the Restated Articles) for each Series A-2 Preferred Share, or Deemed Series A-3 Issue Price for each Series A-3 Preferred Share (as defined in the Restated Articles), as applicable, plus (y) an amount representing an internal rate of return of twelve percent (12%) per annum on the Deemed Series A-1 Issue Price, Deemed Series A-2 Issue Price, or Deemed Series A-3 Issue Price, as the case may be, plus (z) any accrued or declared but unpaid dividends on the Series A Group Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series A Preference Amount”, together with the Series C Preference Amount and the Series B Preference Amount, collectively as the “Share Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Series A Investors shall be insufficient to permit the payment for the Series A Preference Amount in full, then after the holders of Series C-1 Preferred Shares receive the Series C-1 Preference Amount, the Series C Investors receive the Series C Preference Amount and the Series B Investors receive the Series B Preference Amount, the rest of the assets and funds of the Company legally available for distribution shall be distributed ratably among the Series A Investors in proportion to the Series A Preference Amount each such holder is otherwise entitled to receive for the Series A Group Shares held by it.

(e) After setting aside or paying in full the Series C-1 Preference Amount, Series C Preference Amount, Series B Preference Amount and Series A Preference Amount due pursuant to Subsection (a), (b), (c) and (d) above, the remaining assets of the Company available for distribution to shareholders, if any, shall be distributed to all the shareholders of the Company on a pro rata basis, based on the number of Ordinary Shares then held by each such holder on an as-converted basis.

(f) Notwithstanding any other provision of this Section 11, and subject to any other applicable provisions of the Restated Articles, the Company may at any time, out of funds legally available therefor, repurchase the Ordinary Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement approved by the Board and providing for such right of repurchase, whether or not dividends on the any Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Share Preference Amount.

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(g) In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Preferred Shares and the Ordinary Shares shall be determined in good faith by the Board in the form of a Board Approval. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board in the form of a Board Approval.

11.2 The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Subsection 11.1(g) (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board in the form of a Board Approval. Any Investor shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 11, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board in accordance with a Board Approval and the challenging parties, the cost of such appraisal to be borne by the Company.

11.3 This Section 11 in relation to liquidation preference shall terminate upon the Listing.

12.	CONVERSION OF PREFERRED SHARES

12.1 Right to Convert Preferred Shares. Unless converted earlier pursuant to Section 12.2 below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the respective Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the respective Issue Price by the respective Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Series C-1 Preferred Shares (the “Series C-1 Conversion Price”), the Series C Preferred Shares (the “Series C Conversion Price”) and the Series B Group Shares (the “Series B Conversion Price”, “Series B-1 Conversion Price” or “Series B-2 Conversion Price”, as the case may be) shall initially be the respective Issue Price per Ordinary Share. The price at which Ordinary Shares shall be issuable upon conversion of any Series A-3 Preferred Share (the “Series A-3 Conversion Price”) shall initially be the Deemed A-3 Issue Price per Ordinary Share. The price at which Ordinary Shares shall be issuable upon conversion of any Series A-1 Preferred Share (the Series A-1 Conversion Price” or any Series A-2 Preferred Share (the “Series A-2 Conversion Price”, together with the Series A-1 Conversion Price, the Series A-3 Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price, collectively as “Conversion Prices” , and each, the “Conversion Price”) shall initially be a fraction, (i) the numerator of which is the sum of the considerations paid by the holders of Series A-1 Preferred Shares for the Series A-1 Preferred Shares and by the holders of Series A-2 Preferred Shares for the Series A-2 Preferred Shares, and (ii) the denominator of which is the aggregate of the number of total Series A-1 Preferred Shares and Series A-2 Preferred Shares. Such initial Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Section 12.1 shall limit the automatic conversion rights of Preferred Shares described in Section 12.2 below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares is 1:1 as of the date of adoption of the Restated Articles.

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12.2 Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Shares at the then respective effective Conversion Price upon the Listing. In the event of the automatic conversion of the Preferred Shares upon a public offering as described above, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

12.3 Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then respective effective Conversion Price.

(a) In the event of an optional conversion pursuant to Section 12.1, before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

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(b) In the event of an automatic conversion pursuant to Section 12.2, all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of such Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Section 12.2(b). Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of the Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Section 12.2(b) and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(c) The directors of the Company may effect such conversion in any manner available under applicable Law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

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12.4 Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and the shareholders of the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

13.	ADJUSTMENTS TO CONVERSION PRICE

13.1 No Adjustment of Conversion Price. No adjustment in the respective Conversion Price shall be made in respect of the issuance of the Excluded Securities or the issuance of New Securities unless the issue price per share for the New Securities issued or deemed to be issued by the Company is less than the respective Conversion Price in effect on the date of and immediately prior to such issue.

13.2 Deemed Issue of New Securities. In the event the Company at any time or from time to time after the respective Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Subsection (b) of this Section 13.2 below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Section 13.3 hereof) of such New Securities would be less than the respective Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(a) no further adjustment in the respective Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

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(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustment pursuant to Subsection (b) or (c) above shall have the effect of increasing the respective Conversion Price to an amount which exceeds the lower of (i) the respective Conversion Price on the original adjustment date, or (ii) the respective Conversion Price that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date; and

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(e) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the respective Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Subsection (c) above.

13.3 Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows (provided that the Conversion Price shall not fall below the par value of the Shares):

(a) Dilutive Issuance. The adjustments to Conversion Price for dilutive issuance set forth in this Section 13 shall apply to the Series C-1 Preferred Shares, Series C Preferred Shares, Series B Group Shares and Series A Group Shares only. For the avoidance of any doubt, the adjustments provided in this Section 13 shall not be applicable to the issuance of any Excluded Securities.

(i)

Anti-dilution Adjustment for Series C-1 Preferred Shares and Series C Preferred Shares. If at any time, the Company shall issue or sell New Securities for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) (the “New Price”) less than the applicable then-effective Series C-1 Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to such issue, then the Series C-1 Conversion Price or Series C Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price with respect to such Series C-1 Preferred Share or Series C Preferred Share, as the case may be,

OCP = the Series C-1 Conversion Price or the Series C Conversion Price in effect immediately prior to the new issuance,

OS = the total issued and outstanding Ordinary Shares immediately before the issuance of the New Securities plus the total Ordinary Shares issuable upon conversion of all the issued and outstanding Preferred Shares,

NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of the Ordinary Shares represented by the New Securities issued or sold.

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(ii)

Anti-dilution Adjustment for Series B Group Shares. If at any time, the Company shall issue or sell New Securities for a New Price which is less than the applicable then-effective Series B Conversion Price, Series B-1 Conversion Price or Series B-2 Conversion Price, as applicable, in effect immediately prior to such issue, then the Series B Conversion Price, Series B-1 Conversion Price or Series B-2 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to such New Price.

(iii)

Anti-dilution Adjustment for Series A Group Shares. If at any time, the Company shall issue or sell New Securities for a New Price which is less than the applicable then-effective Series A-1 Conversion Price, Series A-2 Conversion Price or Series A-3 Conversion Price, in effect immediately prior to such issue, then the Series A-1 Conversion Price, Series A-2 Conversion Price or Series A-3 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to such New Price.

(b) Determination of Consideration. For purposes of this Section 13.3, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in Subsection (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board in the form of a Board Approval; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

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(C)

in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such New Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such New Securities, computed as provided in Subsection (A) and (B) above, as determined in good faith by the Board in the form of a Board Approval.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Section 13.2, relating to Options and Convertible Securities, shall be determined by dividing:

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by; and

(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(c) Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the issued and outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued and outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

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(d) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 13.3(d) with respect to the rights of the holders of Preferred Shares.

(e) Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes or series of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

13.4 No Impairment. The Company will not, by amendment of the Restated Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

13.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the respective Conversion Prices pursuant to this Section 13.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the respective Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

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13.6 Miscellaneous.

(a) All calculations under this Section 13.6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(b) The holders of at least a two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis) shall have the right to challenge any determination by the Board of fair value pursuant to this Section 13.6 if such determination is with respect to a Conversion Price adjustment, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board in the form of a Board Approval and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(c) No adjustment in the respective Conversion Price need to be made if such adjustment would result in a change in such Conversion Price of less than US$0.0001 (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events). Any adjustment of less than US$0.0001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.0001 or more in the respective Conversion Price.

14.	GENERAL PROVISIONS.

14.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit C hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit C; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit C with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14.1 by giving the other party written notice of the new address in the manner set forth above.

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14.2 Entire Agreement. This Agreement and other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

14.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

14.4 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days within the commencement of such negotiations, Section 14.4(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with Subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect at the time of the arbitration, which rules are deemed to be incorporated by reference in this Subsection (b). The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

14.5 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

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14.6 Third Parties. Unless expressly provided to the contrary in this Agreement, no person other than the parties to this Agreement will have any right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any of the provisions of this Agreement. Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

14.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

14.8 Interpretation; Captions. This Agreement shall be construed according to its plain language and ordinary meaning. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to sections and exhibits herein are to sections and exhibits of this Agreement.

14.9 Counterparts. This Agreement may be executed and delivered by facsimile, telecopy, portable document format (“pdf”) (or other electronically transmitted) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.10 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares, or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the issued and outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

14.11 Aggregation of Shares. All Preferred Shares, or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

14.12 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control as among the shareholders of the Company only. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by Laws.

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14.13 Ranking. Unless otherwise expressly provided herein, the rights related to a particular class of Preferred Shares as set forth herein and in the Restated Articles will not be subordinated and will at all times be at least equal to the rights granted to all investors prior to the initial issuance of such particular class of Preferred Shares and other existing shareholders of any Group Company. The Company and the Founders or Permitted Transferees jointly and severally undertake to the Investors that in the event the Company grants, issues or provides any other investor, shareholder or person (each, a “Relevant Person”) any right, privilege or protection more favourable than those granted to the Investors hereunder, the Investors shall have the right to require that the Company concurrently grants, issues or provides the same rights, privileges or protections to the Investors pari passu with such Relevant Person.

14.14 Jurisdiction. The terms of Section 4 of this Agreement are drafted primarily in contemplation of an offering of securities in the U.S. The Parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the U.S. for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly, it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the Law, form, process or institution of the U.S. shall be read as referring, mutatis mutandis, to the comparable Law, form, process or institution of the jurisdiction in question.

14.15 No Partnership. The Investors expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law. The Investors do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, by virtue of their status as Investors.

14.16 Termination of Prior Agreement. In consideration of the mutual covenants and promises contained herein, each of the parties to the Prior Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately as of the date hereof, the Prior Agreement shall be absolutely terminated and replaced in its entirety by this Agreement.

14.17 Unlawful Fetters. The Company shall not be bound by any provision of this Agreement to the extent that it would constitute an unlawful fetter on any of its statutory powers, but such provision shall remain valid and binding as regards other parties of this Agreement to which it is expressed to apply.

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14.18 Waiver and Consent to the Tigermed Closing. Each Shareholder waives its preemptive rights, and other similar rights (as applicable) and any notice period or notice requirement with respect to the sale and issuance of the Series C-1 Preferred Shares to Tigermed at the Tigermed Closing as contemplated under the Purchase Agreement that it may otherwise be entitled to under this Agreement and the Restated Articles prior to the consummation of the Tigermed Closing and give consents or approvals to the issuance of the Series C-1 Preferred Shares at the Tigermed Closing, provided that Tigermed shall have executed and delivered the Deed of Adherence substantially in the form attached hereto as Exhibit B.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

I-MAB 天境生物

By:

Name: ZHERU ZHANG
Title: Authorized Signatory

HK SUBSIDIARY:

I-Mab BIOPHARMA HONGKONG LIMITED

By:

Name: ZHERU ZHANG
Title: Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

I-MAB BIO-TECH (TIANJIN) CO., LTD.

(天境生物技术（天津）有限公司)

(official chop)

By:

Name: ZHERU ZHANG
Title: Authorized Signatory

US SUBSIDIARY

I-MAB BIOPHARMA US LIMITED

By:

Name: ZHERU ZHANG
Title: Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

By:

Name: ZANG JINGWU ZHANG 臧敬五

By:

Name: QIAN, Lili 钱丽丽

By:

Name: WANG, Zhengyi 王正毅

By:

Name: FANG, Lei 方磊

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOUNDERS HOLDCO:

Mabcore Limited

By:

Name: ZANG JINGWU ZHANG 臧敬五
Title: Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BioScikin Co., Ltd.

百家汇精准医疗控股集团有限公司

(official chop)

By:

Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BLUE SKY RESOURCES INVESTMENT LTD

By:

Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GENEXINE, INC.

By:

Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Tasly Biopharm Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Qianhai Ark (Cayman) Investment Co. Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IBC Investment Seven Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CBC SPVII LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CBC Investment I-Mab Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

C-Bridge II Investment Ten Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Rainbow Horizon Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Fortune Eight Jogging Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

C-Bridge II Investment Seven Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HH IMB Holdings Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Ally Bridge LB Precision Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Marvey Investment Company Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Southern Creation Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Parkway Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Casiority H Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Mab Health Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Tasly International Capital Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PAUL INTERNATIONAL CAPITAL LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Caesar Pro Holdings Limited

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WuXi Biologics HealthCare Venture

By:
Name: Zhisheng Chen

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Hongkong Tigermed Co., Limited

By:
Name:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

EXHIBIT A

LIST OF DEFINED TERMS

“2018 ESOP Plan”	The 2018 employee share incentive plan initially adopted by the Company on February 21, 2019, as amended from time to time.

“Additional Number”	has the meaning set forth in Section 5.4 hereof.

“Affiliate”	means with respect to a Person, any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Agreement”	has the meaning set forth in the Preamble.

“Blue Sky”	means BLUE SKY RESOURCES INVESTMENT LTD.

“Board”	has the meaning set forth in Section 3.1 hereof.

“Board Approval”	means the affirmative votes by more than half of the incumbent directors present and entitled to vote either in person or by proxy or by alternate at a meeting of the Board duly convened. If at an adjourned meeting which is convened in accordance with Section 3.2, where a Quorum is not present, those members of the Board present shall be deemed to constitute a Quorum and may approve matters subject to a Board Approval in such an adjourned meeting by the affirmative votes of a majority of directors present and entitled to vote either in person or by proxy or by alternate at such an adjourned meeting, provided, however that such approval shall not be deemed to constitute a Board Approval unless and until (i) the Company has duly notified all directors who were not present at such an adjourned meeting either in person or by proxy or by alternate of the matter(s) so approved, and (ii) and the Company has obtained consent from certain of the directors who were not present at the adjourned meeting, such that counting affirmative votes of directors present at the adjourned meeting, the related matter(s) shall have been approved by at least five (5) directors (provided further that if any director who was so notified has failed to respond within forty-eight (48) hours after his/her receipt of the notice, it shall be deemed that he/she has consented to the matter(s)).

EXHIBIT A

“Board Super Majority”	means at least three-fourths (3/4) of the incumbent directors present and entitled to vote either in person or by proxy or by alternate at a meeting of the Board which is duly convened.

“BSK”	means BioScikin Co., Ltd. (百家汇精准医疗控股集团有限公司).

“Business Day”	means a day (other than a Saturday or a Sunday) that the banks in Hong Kong, the PRC, the United States or the Cayman Islands are generally open for business.

“Caesar Pro”	means Caesar Pro Holdings Limited.

“CBC I-Mab”	means CBC Investment I-Mab Limited.

“CEO”	means the chief executive officer.

“CFO”	means the chief financial officer.

“Company”	has the meaning set forth in the Preamble.

“Company Industry Segment”	has the meaning set forth in Section 10.2 hereof.

“Control”	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the term “Controlled” has the meaning correlative to the foregoing.

EXHIBIT A

“Conversion Price”	has the meaning set forth in Section 12.1 hereof.

“Convertible Securities”	has the meaning set forth in the Restated Articles.

“Co-Sale Notice”	has the meaning set forth in Section 6.4 hereof.

“Co-Sale Pro Rata Portion”	has the meaning set forth in Section 6.4(a) hereof.

“Co-Sale Right Period”	has the meaning set forth in Section 6.4 hereof.

“Covered Persons”	has the meaning set forth in Section 10.2 hereof.

“Director Indemnification Agreement”	has the meaning set forth in Section 10.1 hereof.

“Disclosing Party”	has the meaning set forth in Section 9.4 hereof.

“Drag-Along Shareholders”	has the meaning set forth in Section 7.1 hereof.

“Drag-Along Transaction”	has the meaning set forth in Section 7.1 hereof.

“ESOP”	means the effective and applicable employee stock option plans that have been approved by the board of directors of the Company prior to the date hereof, as amended from time to time.

“Exchange Act”	has the meaning set forth in Section 4.2(i) hereof.

“Excluded Securities”	has the meaning set forth in Section 5.3 hereof.

“Excluded Opportunity”	has the meaning set forth in Section 10.2 hereof.

“Financing Terms”	has the meaning set forth in Section 9.1 hereof.

“First Participation Notice”	has the meaning set forth in Section 5.4 hereof.

“First Participation Period”	has the meaning set forth in Section 5.4 hereof.

“First Refusal Allotment”	has the meaning set forth in Section 6.3(a) hereof.

“First Refusal Expiration Notice”	has the meaning set forth in Section 6.3(c) hereof.

“First Refusal Period”	has the meaning set forth in Section 6.3(a) hereof.

“Form F-3”	has the meaning set forth in Section 4.2(e) hereof.

EXHIBIT A

“Founder” or “Founders”	has the meaning set forth in the Preamble.

“Founders Director” or “Founders Directors”	has the meaning set forth in Section 3.1 hereof.

“Founders Holdco”	has the meaning set forth in the Recitals.

“GENEXINE”	means GENEXINE, INC.

“GENEXINE Loan Agreement”	means a convertible note purchase agreement entered into between the Company and GENEXINE on February 3, 2018 together with its amendment, under which the GENEXINE extended a convertible loan with the total principal amount of US$9,000,000 to the Company, whereby at any time prior to the maturity date, GENEXINE shall be entitled to convert such convertible loan into the certain preferred shares of the Company at the conversion price equal to US$10 per share (the “GENEXINE Convertible Note”). The maturity date of the GENEXINE Convertible Note is the third (3rd) anniversary of the receipt by the Company of the total principal amount.

“Group Company” or “Group Companies”	means the Company, the HK Subsidiary, the PRC Subsidiary, the US Subsidiary and any subsidiaries (Controlled either by equity or contract or otherwise) of the foregoing collectively, and each individually, a “Group Company”. Upon the execution of this Agreement, the Group Companies include the Company, the HK Subsidiary, the PRC Subsidiary, the US Subsidiary, I-Mab Biopharma (天境生物科技（上海）有限公司), Shanghai Tianyunjian Bio-Tech Co., Ltd. (上海天韵健生物技术有限公司), Chengdu Tasgen Bio-Tech Co., Ltd. (成都天视珍生物技术有限公司) and I-Mab Biopharma Australia Pty Ltd.

“HK Subsidiary”	has the meaning set forth in the Preamble.

“Hong Kong”	Hong Kong Special Administrative Region of the People’s Republic of China.

EXHIBIT A

“Holder”	has the meaning set forth in Section 4.2(d) hereof.

“Hony”	means Fortune Eight Jogging Limited.

“IBC”	shall mean IBC Investment Seven Limited.

“Initiating Holders”	has the meaning set forth in Section 4.3(b) hereof.

“Inspection Rights”	has the meaning set forth in Section 2.3 hereof.

“Investor Director” or “Investor Directors”	has the meaning set forth in Section 3.1 hereof.

“Investors”	has the meaning set forth in the Preamble.

“IPO”	means the initial public offering by the Company of its Ordinary Shares that is filed with and declared effective by either the SEC or another governmental authority for a public offering in a jurisdiction other than the U.S. in accordance with the applicable Laws of such other jurisdiction.

“Issue Price”	has the meaning set forth in the Restated Articles.

“Key Employees”	has the meaning set forth in Section 10.4 hereof.

“Law”	means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common or customary law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure of any governmental authority.

“Liquidation Event”	means any liquidation, dissolution or winding up, either voluntarily or involuntarily, of the Company, and any transaction (treating any series of related transactions as a “transaction”) involving (a) any sale, disposition, lease or conveyance by the Company of all or substantially all of its assets (including the sale or exclusive licensing of all or substantially all the intellectual property assets of the Company); (b) any merger or consolidation of the Company with or into any other corporation or corporations or other entity or entities or any other corporate reorganization after which the holders of the Company’s voting Shares prior to such transaction own or control less than a majority of the issued and outstanding voting shares of the surviving corporation or other entity on account of shares held by them prior to the transaction; or (c) a sale of a majority of the issued and outstanding voting Shares of the Company.

EXHIBIT A

“Listing”	means the listing of the Company’s Ordinary Shares subject to the conditions of a Qualified Public Offering that has been filed with and declared effective by either the SEC, as applicable, or another governmental authority for a public offering in a jurisdiction other than the United States in accordance with the applicable Laws of such other jurisdiction.

“Majority Preferred Shareholders”	means the holders of more than 50% of the Series A Group Shares (voting as a single class), holders of more than 50% of the Series B Group Shares (voting as a single class), and holders of more than 50% of the Series C Preferred Shares and the Series C-1 Preferred Shares (voting together as a single class).

“New Price”	has the meaning set forth in Section 13.3(a) hereof.

“New Securities”	has the meaning set forth in Section 5.3 hereof.

“Non-Disclosing Parties”	has the meaning set forth in Section 9.4 hereof.

“Observer”	has the meaning set forth in Section 3.2 hereof.

“Offered Shares”	has the meaning set forth in Section 6.2 hereof.

“Options”	has the meaning set forth in the Restated Articles.

“Ordinary Shareholder” or “Ordinary Shareholders”	has the meaning set forth in the Preamble.

“Ordinary Shares”	means the ordinary shares in the capital of the Company of par value of US$0.0001.

EXHIBIT A

“Ordinary Share Equivalents”	means any right, option, call, warrant, commitment, conversion privilege, preemptive right or other right to purchase any of the Ordinary Shares, Preferred Shares or other voting or non-voting shares of the Company, or security of any type whatsoever that are, or may become, convertible into, exchangeable or exercisable for any of the Ordinary Shares, Preferred Shares or other voting or non-voting shares of the Company.

“Original Issue Date”	means the date of the first issue of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, as the case may be.

“Party” or “Parties”	has the meaning set forth in the Preamble.

“Permitted Transferee” or “Permitted Transferees”	has the meaning set forth in Section 6.6 hereof.

“Person”	means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature, including persons acting in concert, being persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them of shares or any other interest in another person, to obtain or consolidate Control in relation to that other person, or agree to so co-operate.

“U.S. GAAP”	means the generally accepted accounting principles of the United States of America.

“PRC Subsidiary”	has the meaning set forth in the Preamble.

“PRC”	means the People’s Republic of China, excluding Hong Kong, Taiwan and Macau Special Administrative Region.

“Preferred Shares”	means collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and Series C-1 Preferred Shares.

EXHIBIT A

“Principal Business”	has the meaning set forth in the Recitals of the Purchase Agreement.

“Prior Agreement”	has the meaning set forth in the Recitals.

“Pro Rata Share”	has the meaning set forth in Section 5.2 hereof.

“Purchase Agreement”	has the meaning set forth in the Recitals.

“Qianhai FOF”	means 前海股权投资基金（有限合伙）.

“Qualified Public Offering”	means an initial underwritten public offering of the Ordinary Shares of the Company on The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the Nasdaq Stock Market or other internationally recognized securities exchange, with an offering price (exclusive of underwriting commissions and expenses) that reflects a pre-offering valuation of not less than US$1,000,000,000 or an initial underwritten public offering of Ordinary Shares of the Company on the Nasdaq Stock Market or the New York Stock Exchange as approved by prior written approval of (1) all directors; and (2) the holders of more than two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis) and the prior written approval of the holders of at least four-fifths (4/5) of the issued and outstanding Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis).

“Register of Members”	has the meaning set forth in Section 6.4(c) hereof.

“Registrable Securities then outstanding”	has the meaning set forth in Section 4.2(c) hereof.

“Registrable Securities”	has the meaning set forth in Section 4.2(b) hereof.

“Registration Expenses”	has the meaning set forth in Section 4.2(g) hereof.

“Relevant Person”	has the meaning set forth in Section 14.13 hereof.

EXHIBIT A

“Request Notice”	has the meaning set forth in Section 4.3(a) hereof.

“Restated Articles”	means the fifth amended and restated Memorandum and Articles substantially in the form as attached hereto as Exhibit D.

“Restricted Shares”	has the meaning set forth in Section 6.1 hereof.

“Right of Participation”	has the meaning set forth in Section 5.1 hereof.

“ROFR and Co-Sale Right Holders”	has the meaning set forth in Section 6.1 hereof.

“SEC” or “Commission”	has the meaning set forth in Section 4.2(f) hereof.

“Second Participation Notice”	has the meaning set forth in Section 5.4 hereof.

“Second Participation Period”	has the meaning set forth in Section 5.4 hereof.

“Selling Expenses”	has the meaning set forth in Section 4.2(h) hereof.

“Selling Shareholder”	has the meaning set forth in Section 6.2 hereof.

“Series A Investor” or “Series A Investor”	has the meaning set forth in the Preamble.

“Series A Preference Amount”	has the meaning set forth in Section 11.1(c) hereof.

“Series A Group Shares”	means collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares.

“Series A-1 Preferred Shares”	means one or more voting redeemable Series A-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

“Series A-2 Preferred Shares”	means one or more voting redeemable Series A-2 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

“Series A-3 Preferred Shares”	means one or more voting redeemable Series A-3 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

EXHIBIT A

“Series B Group Shares”	means collectively, Series B Preferred Shares, Series B-1 Preferred Shares and Series B-2 Preferred Shares.

“Series B Investor” or “Series B Investors”	has the meaning set forth in the Preamble.

“Series B Issue Price”	has the meaning set forth in the Restated Articles.

“Series B Preference Amount”	has the meaning set forth in Section 11.1(b) hereof.

“Series B Preferred Shares”	means one or more voting redeemable Series B Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

“Series B Warrant”	means the warrants issued by the Company to C-Bridge II, CBC I-Mab, Tasly and Qianhai FOF (together with their permitted assignees, collectively as the “Warrant Holders”), whereby the Warrant Holders were granted the right to subscribe for certain Series B-2 Preferred Shares at a total consideration of US$50,000,000 with an expiration date, which is the earlier of: (i) the second (2nd) anniversary of the applicable warrant effective date, or (ii) a Qualified Public Offering of the Company. The Series B Warrant were divided into two tranches, one of which has been exercised and one of which may be exercisable in accordance with the terms and the time schedules as follows: (i) the Warrant Holders have exercised part of the Series B Warrant in the total consideration of US$ 20,000,000 (“Tranche I of Series B Warrant”) and 3,301,849 Series B-2 Preferred Shares of the Company in aggregate have been issued to such Warrant Holders on a pro rata basis; (ii) for the unexercised tranche, (a) only when the Company fails to submit a draft registration statement to an internationally recognized securities exchange or a securities regulatory governmental authority for a Qualified Public Offering by July 31, 2019, the Warrant Holders may exercise the remaining part of Series B Warrant, in the total consideration of US$30,000,000 (“Tranche II of Series B Warrant”) and 4,952,773 Series B-2 Preferred Shares of the Company in aggregate will be issued to such Warrant Holders on a pro rata basis; (b) provided that the Company submits a draft registration statement to an internationally recognized securities exchange or a securities regulatory governmental authority for a Qualified Public Offering by July 31, 2019, the Warrant Holders shall unconditionally and irrevocably waive and cancel Tranche II of Series B Warrant; and (c) the Tranche II of Series B Warrant may only be concurrently exercised by all the Warrant Holders in one lump; in no event there shall be an exercise by any Warrant Holder of Tranche II of Series B Warrant by installments.

EXHIBIT A

“Series B-1 Issue Price”	has the meaning set forth in the Restated Articles.

“Series B-1 Preferred Shares”	means one or more voting redeemable Series B-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

“Series B-2 Issue Price”	has the meaning set forth in the Restated Articles.

“Series B-2 Preferred Shares”	means one or more voting redeemable Series B-2 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

“Series C Investor”	has the meaning set forth in the Preamble.

“Series C Issue Price”	has the meaning set forth in the Restated Articles.

“Series C Preference Amount”	has the meaning set forth in Section 11.1(b) hereof.

“Series C Preferred Shares”	means one or more voting redeemable Series C Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

EXHIBIT A

“Series C-1 Investor”	has the meaning set forth in the Preamble.

“Series C-1 Issue Price”	has the meaning set forth in the Restated Articles.

“Series C-1 Preference Amount”	has the meaning set forth in Section 11.1(a) hereof.

“Series C-1 Preferred Shares”	means one or more voting redeemable Series C-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in the Restated Articles.

“Shares”	means collectively the Ordinary Shares and the Preferred Shares.

“Shareholder”	mean any holder of the Shares.

“Share Preference Amount”	has the meaning set forth in Section 11.1(c) hereof.

“Tasly”	means SHANGHAI TASLY PHARMACEUTICAL CO., LTD. (上海天士力药业有限公司) or its Affiliate Tasly Biopharm Limited, if applicable.

“Tigermed”	means Hongkong Tigermed Co., Limited.

“Tigermed Closing”	has the meaning set forth in the Purchase Agreement.

“Transaction Documents”	shall include (i) the Purchase Agreement entered into by I-MAB, I-MAB BIOPHARMA HONGKONG LIMITED, I-MAB BIO-TECH (TIANJIN) CO., LTD, the Founders, the Founders Holdco and certain investors on July 25, 2019; (ii) the Fourth Amended and Restated Shareholders Agreement entered into by the Parties on July 25 , 2019; (iii) the Restated Articles adopted by special resolution passed on July 22, 2019, and any other ancillary agreements for the purpose of the transaction contemplated under the Purchase Agreement entered into among the Parties.

“Transfer Notice”	has the meaning set forth in Section 6.2 hereof.

EXHIBIT A

“UNCITRAL Rules”	has the meaning set forth in Section 14.4(e) hereof.

“U.S.” or “United States”	means the United States of America.

“Violation”	has the meaning set forth in Section 4.9(a) hereof.

EXHIBIT A

EXHIBIT B

FORM OF DEED OF ADHERENCE

This Deed of Adherence (this “Deed”) is executed on ___________________, 20__, by the undersigned (the “Holder”) and I-Mab 天境生物 (the “Company”) pursuant to the terms of the Fourth Amended and Restated Shareholders Agreement dated as of July 25, 2019 (the “Agreement” , attached hereto as Exhibit A), by and among, inter alia, the Company and certain of its Shareholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Deed shall have the respective meanings ascribed to such terms in the Agreement. The Company and the Holder are hereinafter collectively referred to as the “Parties”. By the execution of this Deed, the Parties agree as follows.

1. Acknowledgement. Holder acknowledges that Holder is acquiring certain share capital of the Company (the “Shares”) or options, warrants or other rights to purchase such Shares (the “Options”), for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Shareholder” for all purposes of the Agreement.

☐

as a transferee of Shares from a party in such party’s capacity as a “Founder” bound by the Agreement, and after such transfer, Holder shall be considered a “Founder” and a “Shareholder” for all purposes of the Agreement.

☐	as a new Investor, in which case Holder will be an “Investor” and a “Shareholder” for all purposes of the Agreement.

☐	as a new party who is not a new Investor, in which case Holder will be a “Founder” and a “Shareholder” for all purposes of the Agreement.

2. Agreement. [Holder confirms to the Company that it has been supplied with a copy of the Agreement and of all supplements, variations and amendments thereto.]1 Holder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Agreement, and to the Company itself, to observe, perform and be bound by the terms of the Agreement and all documents expressed in writing to be supplemental or ancillary thereto, as if Holder were originally a party thereto.

[1]	Note to draft: This statement will only be provided if the Company has indeed provided all supplements, variations and amendments to the Agreement to the Holder.

EXHIBIT B

3. Enforceability. Each of the existing parties to the Agreement shall be entitled to enforce the Agreement and all documents expressed in writing to be supplemental or ancillary thereto against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of an “Investor, a “Founder” and a “Shareholder” (as the case may be) under the Agreement.

4. Effectiveness. This Deed shall take effect immediately upon the execution hereof.

5. Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

6. Governing Law. This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

[REMINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B

IN WITNESS whereof the Parties have executed and delivered this Deed as a deed on the day and year first hereinbefore mentioned.

EXECUTED AND DELIVERED	)
AS A DEED by	)
I-Mab 天境生物	)
in the presence of:	)
)
)
)
Signature of witness	)
)
)
)
Name of witness (block letters))		Signature of Director/Authorized
Representative
EXECUTED AND DELIVERED	)
AS A DEED by	)
[Name of Holder]	)
in the presence of:	)
)
)
)
Signature of witness	)
)
)
)
Name of witness (block letters))		Signature of Director/Authorized
Representative
Attention:
Address:

Facsimile Number:
Email:

EXHIBIT B

EXHIBIT C

NOTICES

To the Group Companies, the Founders Holdco and the Founders:

Address: Suite 802, West Tower, OmniVision Tech Park, 88 Shangke Road, Pudong New Area, Shanghai, China

Attn: Jielun Zhu

Telephone: +86 130 5215 9508

E-mail: jielun.zhu@i-mabbiopharma.com

To IBC, CBC SPVII LIMITED, C-Bridge II, C-Bridge II Seven and CBC Investment I-Mab Limited:

Attention: FU, Wei

Copy to: Ma Jianming

Address: Suite 4508, 45F, Tower 2, Plaza 66, No. 1266 West Nanjing Road, Shanghai, China

Fax: +86 21 8012 3394

E-mail: wei.fu@cbridgecap.com; oak.ma@cbridgecap.com

To Tasly:

Attention: 张瑜

Address: 天津市北辰区普济河东道 2 号天士力大健康城

Telephone: +86 137 1752 3139

Fax: +86 22 86342233

E-mail: tsl-zhangyu@tasly.com

EXHIBIT C

To Qianhai Ark (Cayman) Investment Co. Limited:

Attention: Xufang Duan (段旭芳)

Address：No. 42, Shenzhen Stock Exchange Plaza, No. 2012 Shennan Road, Futian Central District, Shenzhen, PRC （深圳市福田中心区深南大道 2012 号深圳证券交易所广场 42 号）

Telephone:+86 18666229911

Email：xfduan@qhpefof.com

To GENEXINE:

Attention: Kyudon Kim

Address: 700 Daewangpangyo-ro, Korea Bio-Park Bldg. B, Bundang-gu, Seongnam-si, Gyeonggi-do 463-400, Korea

E-mail: kdkim@genexine.com

To BSK:

Address: No. 699-18, Xuanwu Avenue, Xuanwu District, Nanjing, Jiangsu, China

To Blue Sky:

Address: 15/F, Dongguan Tower, 618 Jiangnan Avenue, Binjiang District, Hangzhou, Zhejiang, China

To Hony:

Attention: 王霁

Address: Suite 2701, One Exchange Square, Central, Hong Kong

Telephone: +852 39619765

EXHIBIT C

Fax: +852 39619799

E-mail: wangji@honycapital.com

To HH IMB Holdings Limited:

Attention: Michael Yi

Address: Floor 28, Building B, PingAn International Financial Center, No. 1-3, Xinyuan South Road, Chaoyang District, Beijing 100027 PRC

Tel: 86 10 5952 0888

Fax: 86 10 5952 0882

Email: myi@hillhousecap.com, with a copy to legal@hillhousecap.com

To Marvey Investment Company Limited:

Attention: Larry Goh

Address: 160 Robinson Road, SBF Centre#12-01, Singapore 068914

Telephone: +65 6585 8355

Fax: +65 6585 8350

E-mail: larry.goh@hopucap.com

To Ally Bridge LB Precision Limited

Attention: Yongchen SUN

Address: Unit 1602, 16/F, Wheelock House, 20 Pedder Street, Central, Hong Kong

Telephone: + 852 25030238

Fax: + 852 25030911

E-mail: Michael.Sun@ally-bridge.com

To Southern Creation Limited:

Attention: 庄若梦

Address: Unit 606, 6/F, Urban Construction Tower, 500 FuShan Road, PuDong New District, ShangHai,China.

Telephone: 86 21 60918028 / 86 158 2133 4348

E-mail: ruomeng.zhuang@hq-investment.com

EXHIBIT C

To Parkway Limited:

Attention: XIE Yijing

Address: Unit 2508, Hongkou SOHO, No.575 Wusong Road, Shanghai 20080, China

Telephone: 86 186 2119 7090

Fax: 86 21 6127 9989

E-mail: kevinxie@huaxing.com

To Casiority H Limited and Mab Health Limited:

Attention: Lily Zhang

Address: 1503, Level 15, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

Telephone: +852 3518 8000

E-mail: lily.zhang@cdhfund.com

To Tasly International Capital Limited:

Attention: Yan Kaijing

Address: P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands

To Rainbow Horizon Limited:

Attention: Jackson Law, Bryan Li

Address: Room 4003, 40/F, Two Exchange Square, 8 Connaught Place, Central, Hong Kong

Telephone: +852 25302131

E-mail: jackson.law@rainbow-cap.com, bryan.li@rainbow-cap.com

EXHIBIT C

To Paul International Capital Limited:

Attention: Yin Mengyang

Address: Super Kangaroo, Yard 1, Wandong Culture Industrial Park, Sanjianfang Town, Chaoyang District, Beijing，100024

Telephone: +86 15631660234

E-mail: yinmengyang@eaal.net

To Caesar Pro Holdings Limited:

Attention: Andrew Ng

Address: 49/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Telephone: 2996 2170

E-mail: andrewng@vmsig.com

To WuXi Biologics HealthCare Venture

Attention: Kevin Huang

Address: Unit 402, 4/F, Fairmont House, No.8 Cotton Tree Drive, Admiralty, Hong Kong

E-mail: kevin_huang@wuxiapptec.com

To Hongkong Tigermed Co., Limited

Attention: Wei Li

Address: 15/F, Dongguan Tower, 618 Jiangnan Avenue, Binjiang District, Hangzhou, Zhejiang, China

E-mail:wli@tigermed.net

EXHIBIT C

EXHIBIT D

FORM OF RESTATED ARTICLES

EXHIBIT D

EXHIBIT E

KEY EMPLOYEES

1.	Zang Jingwu Zhang, CEO

臧敬五 首席执行官

2.	Zheru Zhang, President

张哲如 总裁

3.	Joan Shen, Head of Discovery & Clinical Development

申华琼 研发及临床负责人

4.	Weimin Tang, Senior Vice President and Head of Global Business Development

唐伟敏 高级副总裁兼全球 BD 负责人

5.	Bingshi Guo, Chief Science Officer

郭炳诗 首席科学家

6.	Lili Qian, Vice President of Operations and Board Secretary

钱丽丽 运营副总裁兼董事会秘书

7.	Lei Fang, Executive Director of Discovery

方磊 研发执行总监

8.	Zhengyi Wang, Executive Director of Discovery

王正毅 研发执行总监

9.	Yunhan Lin, Vice President for Corporate Development

林云汉 公司发展副总裁

10.	Jielun Zhu, Executive Director and Chief Financial Officer

朱杰伦 执行总裁，首席财务官

EXHIBIT E

SCHEDULE I

PART A SCHEDULE OF FOUNDERS

1.	ZANG JINGWU ZHANG 臧敬五, a citizen of US with the passport number 429259320;

2.	QIAN, Lili 钱丽丽, a citizen of the PRC with the identification card number of 320402198112033129;

3.	WANG, Zhengyi 王正毅, a citizen of the PRC with the identification card number of 310102198404091250; and

4.	FANG, Lei 方磊, a citizen of the PRC with the identification card number of 130203198210075111.

PART B SCHEDULE OF ORDINARY SHAREHOLDERS

1.	Mabcore Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of the British Virgin Islands;

2.	BioScikin Co., Ltd. (百家汇精准医疗控股集团有限公司), a limited liability company incorporated and existing under the laws of the PRC; and

3.	Blue Sky Resources Ltd., a BVI business company with limited liability incorporated and existing under the laws of the British Virgin Islands.

PART C SCHEDULE OF SERIES A INVESTORS

1.	IBC INVESTMENT SEVEN LIMITED, a limited liability company incorporated and existing under the laws of Hong Kong;

2.	CBC SPVII LIMITED, a limited liability company duly incorporated and validly existing under the laws of Hong Kong;

3.	GENEXINE, INC., a limited liability company incorporated with valid existence under the laws of the Republic of Korea; and

4.	Tasly Biopharm Limited, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands.

SCHEDULE I

PART D SCHEDULE OF SERIES B INVESTORS

1.	CBC Investment I-Mab Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of the British Virgin Islands;

2.	C-Bridge II Investment Ten Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

3.	Qianhai Ark (Cayman) Investment Co. Limited, a limited liability company duly incorporated and validly existing under the laws of Cayman;

4.	Tasly Biopharm Limited, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands;

5.	Rainbow Horizon Limited, a company with limited liability incorporated under the laws of the British Virgin Islands; and

6.	Paul International Capital Limited, a company with limited liability incorporated under the laws of Hong Kong.

PART E SCHEDULE OF SERIES C INVESTORS

1.	Fortune Eight Jogging Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

2.	C-Bridge II Investment Seven Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

3.	HH IMB Holdings Limited, an exempted company duly incorporated and validly existing under the laws of Cayman Islands;

4.	Ally Bridge LB Precision Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

5.	Marvey Investment Company Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

6.	Casiority H Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

7.	Mab Health Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

SCHEDULE I

8.	Tasly International Capital Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

9.	Southern Creation Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands; and

10.	Parkway Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands.

PART F SCHEDULE OF SERIES C-1 INVESTORS

1.	Caesar Pro Holdings Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands; and

2.	WuXi Biologics HealthCare Venture, a limited partnership duly registered and validly existing under the laws of Hong Kong.

3.	Hongkong Tigermed Co., Limited, a limited liability company duly incorporated and validly existing under the laws of Hong Kong.

SCHEDULE I